Exhibit 10.1

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the “Agreement”), dated as of April 24, 2014, is by and between Vape Holdings, Inc., a Delaware corporation (the “Company”), and Sphinx Trading, LP (f/k/a Pyramid Trading Limited Partnership) (the “Claimant”).

RECITALS

A.          The Company, the Claimant and others entered into a Securities Purchase Agreement dated May 18, 2011 (as amended from time to time, the “Securities Purchase Agreement”).

B.           Pursuant to the Securities Purchase Agreement, the Company issued to the Claimant Warrants (as defined in the Securities Purchase Agreement) to purchase shares of Common Stock. “Common Stock” means (i) the Company’s shares of common stock, $0.00001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

C.          A dispute arose between the Claimant and the Company over the proper Exercise Price (as defined in the Warrants) under the SPA Warrants (as defined below) resulting from Dilutive Issuances (as defined in the Warrants) that occurred as a result of various issuances of securities by the Company in 2013 and thereafter (the subject matter of such dispute is referred to herein as the “Disputed Subject Matter”).

D.          The Company and the Claimant desire to settle all disputes and claims between them in accordance with the terms of this Agreement.

AGREEMENTS

NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Claimant and the Company hereby agree as follows:

1.             Company Release. The Company, on its own behalf and on behalf of its Subsidiaries (as defined below) and its and their respective officers, directors, affiliates, investors and other related Persons (as defined below) (the Company and all of the foregoing Persons referred to above in this Section 1 are referred to herein as “Company Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges (x) Claimant, (y) Oakmont Investments LLC (“Oakmont”) and (z) each of the present and former directors, officers, shareholders, members, managers, investment managers, investment advisers, partners, employees, agents, advisors and representatives of each of Claimant and Oakmont (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls any of Claimant or Oakmont within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended (the “1934 Act”), and each of the present and former directors, officers, shareholders, members, managers, investment managers, investment advisers, partners, employees, agents, advisors and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons and each of their direct and indirect related Persons (Claimant and all such other Persons referred to above in clauses (y) and (z) in this Section 1 are referred to herein collectively as the “Claimant Releasees”) from all claims, actions, obligations, causes of action, suits, losses, omissions, damages, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), expenses and liabilities, of every name and nature, whether known or unknown, absolute or contingent, suspected or unsuspected, matured or unmatured, both at law and in equity, (collectively, the “Claims”) which any Company Releasor may now own, hold, have or claim to have against any of the Claimant Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company or any of its Subsidiaries (collectively, the “Company Claims”). The Company, on behalf of itself and its successors, assigns and other legal representatives and all of the other Company Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to any of the Company Releasors or the matters released by the Company Releasors in this Agreement not to) sue any of the Claimant Releasees on the basis of or related to or in connection with any Company Claim herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall release or relieve any obligations of Claimant under this Agreement.

2. Claimant Release. Claimant, on its own behalf and on behalf of its officers and directors (or managers (as applicable)), (Claimant and all of the foregoing Persons referred to above in this Section 2 are referred to herein as “Claimant Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges the Company and its present and former officers, directors, employees, agents, advisors and representatives (the Company and its present and former officers and directors are referred to herein collectively as the “Company Releasees”) from all Claims which the Claimant Releasors may now own, hold, have or claim to have against any of the Company Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company or any of its Subsidiaries (collectively, the “Claimant Claims”). Claimant on behalf of itself and its successors, assigns and other legal representatives and the other Claimant Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to the Claimant Releasors or the matters released by Claimant in this Agreement not to) sue any of the Company Releasees on the basis of or related to or in connection with any of the Claimant Claims herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall release or relieve any obligations of the Company under (i) any of the 2011 Transaction Documents (as defined below) or (ii) this Agreement or any of the other Transaction Documents. “2011 Transaction Documents” means, collectively, the Transaction Documents (as defined in the Securities Purchase Agreement).

3.             Certain Agreements and Acknowledgements.

(a)           Exercise Price. The Company and the Claimant agree that (i) the Exercise Price (as defined in the Warrants) under Claimant’s Warrants is $0.114 per share as of the time of execution and delivery of this Agreement by the parties hereto as a result of automatic adjustments thereto pursuant to Section 2(b) of such Warrants caused by the Company’s issuance of securities between May 2013 through April 15, 2014, and (ii) such automatic adjustments of the Exercise Price under such Warrants have resulted in 491,228 shares of Common Stock in the aggregate being issuable under all such Warrants as of the time of execution and delivery of this Agreement by the parties hereto (but prior to giving effect to the Notices of Exercise described in Section 4(a) below).

(b)           Acknowledgements. The Company expressly acknowledges and agrees that nothing shall prohibit Claimant from exercising any of its Warrants on a “cashless basis” in connection with any exercise thereof. The Company further expressly acknowledges and agrees that for purposes of Rule 144(d) promulgated under the 1933 Act the holding period of Warrant Shares issued upon an exercise by Claimant of its Warrants on a “cashless basis” may be tacked onto the holding period of its Warrants, which such holding period commenced on May 23, 2011. The Company shall not (and shall cause each of its officers, directors, employees and agents to not) take any action or omit to take any action inconsistent with the foregoing. The Company shall (at the Company’s own expense) take all actions necessary (including, without limitation, to cause the issuance by its legal counsel of any necessary legal opinions) to issue to the Claimant Warrant Shares upon exercise of its Warrants that are immediately freely tradable without restriction and not containing any restrictive legend, all without the need for any action by the Claimant. The Company expressly acknowledges and agrees that Claimant changed its name on October 26, 2012, from Pyramid Trading Limited Partnership to Sphinx Trading, LP.

(c)            Selling Restrictions. Claimant agrees solely with the Company and not with or for the benefit of any other Person that Claimant shall not (i) on any Trading Day (as defined below) on which the aggregate dollar volume of the Common Stock on such Trading Day on the principal securities exchange or securities market on which the Common Stock is then traded is less than $1,000,000 (as reported by Bloomberg (as defined below)), sell a number of Warrant Shares on such Trading Day that exceeds 15% of the aggregate daily trading volume of the Common Stock on such Trading Day on such principal securities exchange or market (as applicable) (as reported on Bloomberg) or (ii) on any Trading Day on which the aggregate dollar volume of the Common Stock on such Trading Day on the principal securities exchange or securities market on which the Common Stock is then traded is greater than or equal to $1,000,000 (as reported by Bloomberg), sell a number of Warrant Shares on such Trading Day that exceeds 20% of the aggregate daily trading volume of the Common Stock on such Trading Day on such principal securities exchange or market (as applicable) (as reported on Bloomberg). If the Company issues any Warrant Shares after the date hereof upon exercise of any of the SPA Warrants (as defined below) and the Person to whom such Warrant Shares are issued is not bound by the same restrictions that Claimant is bound by in this Section 3(c) with respect to all Warrant Shares issuable to such Person, then Claimant shall immediately cease to be bound by the restrictions set forth in this Section 3(c) and the Company shall immediately notify Claimant of such cessation via e-mail.

(d)           Certain Definitions.

(i)             “Bloomberg” means Bloomberg, L.P.

(ii)            “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(iii)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(iv)          “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded.

4.             Company’s Deliveries. Simultaneously with the execution and delivery of this Agreement by the parties hereto, the Company shall:

(a)           cause Island Stock Transfer (together with any subsequent transfer agent, the “Transfer Agent”) to deliver to the Claimant on the date hereof a certificate representing 481,569 Warrant Shares that is (i) free from all legends (including, without limitation, legends restricting transfer of the Warrant Shares) and (ii) not subject to any stop-transfer restriction, which represents the Warrant Shares issuable to Claimant pursuant to the Notices of Exercise (as defined in the Warrants) delivered to the Company by Claimant on April 23, 2014 (it being understood and agreed that immediately following giving effect to such Notices of Exercise and delivery of such 481,569 Warrant Shares, the remaining aggregate amount of Warrant Shares issuable upon exercise of Claimant’s Warrants will be 100 Warrant Shares, subject to further adjustment as set forth in Claimant’s Warrants);

(b)           deliver to Claimant a copy of the Irrevocable Transfer Agent Instructions (as defined below) that have been delivered to and acknowledged in writing by the Transfer Agent; and

(c)           deliver to Claimant a certificate, in the form previously provided to the Company, executed by the Secretary of the Company, dated as of the date hereof, as to (i) the resolutions consistent with Section 6(b) as adopted by the Company’s board of directors, (ii) the Charter (as defined below) then in effect and (iii) the Bylaws (as defined below) then in effect.

5.             No Legends; Stop Transfer Instructions. None of the Warrant Shares issuable to Claimant upon exercise of its Warrants nor any certificates evidencing any of such Warrant Shares shall bear any restrictive or other legends or notations. The Company shall not, and the Company shall cause all other Persons to not, issue any stop-transfer order, instruction or other restriction with respect to any of the Warrant Shares issued to Claimant.

6.             Company Representations and Warranties. The Company represents and warrants to the Claimant that:

(a)            Organization. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Except as set forth on Schedule 6(a), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)           Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue Warrant Shares in accordance with the terms of Claimant’s Warrants. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Warrant Shares) have been duly authorized by the Company’s board of directors, and no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents will be prior to the consummation of the transactions contemplated hereby, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. “Transaction Documents” means, collectively, this Agreement, the Irrevocable Transfer Agent Instructions and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)           Warrant Shares. The Company has reserved from its duly authorized capital stock the maximum number of Warrant Shares issuable upon exercise of Claimant’s Warrants (without taking into account any limitations on exercise of the Warrants set forth therein). Upon exercise in accordance with Claimant’s Warrants, the Warrant Shares, when issued thereunder, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Warrant Shares to Claimant will be exempt from registration pursuant to Section 3(a)(9) under the 1933 Act if Claimant’s Warrants are exercised pursuant to the cashless exercise provisions thereof. Upon issuance of Warrant Shares to Claimant, all of such Warrant Shares will be freely transferable and freely tradable by the Claimant without restriction.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrant Shares) will not (i) result in a violation of the certificate of incorporation of the Company (the “Charter”) (including, without limitation, any certificate of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company (the “Bylaws”) or the bylaws any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clause (ii) above, for such conflicts, defaults or rights that could not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, either individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents.

(e)           Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the consummation of the transactions contemplated by this Agreement have been obtained or effected on or prior to the consummation of the transactions contemplated by this Agreement, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(f)            Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Charter, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Claimant as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Warrant Shares to Claimant and Claimant’s ownership of its Warrants and Warrant Shares. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(g)            Transfer Taxes. Simultaneously with the execution and delivery of this Agreement, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the offer, issuance and transfer of the Warrant Shares to be issued to Claimant upon exercise of Claimant’s Warrants will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(h)           Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 1,000,000,000 shares of Common Stock and (ii) 100,000,000 shares of preferred stock, of which, 500,000 are issued and outstanding. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable.  The Common Stock is not an “equity security” (as such term is defined in Rule 13d-1(i) promulgated under the 1934 Act).

(j)            Investment Company Status. The Company is not, and upon the consummation of the transactions contemplated by this Agreement will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of  1940, as amended.

(k)            Assignment of Claims . There has been no actual assignment or transfer or purported assignment or other transfer by any Company Releasor of all or any portion of any of the Company Claims which have been released by any Company Releasor by any provision of this Agreement. The Company is the sole owner and real party-in-interest regarding all Company Claims released by the Company Releasors pursuant to this Agreement.

7.             Claimant Representations and Warranties. Claimant represents and warrants to the Company that:

(a)           Organization. Claimant is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b)           Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Claimant and constitutes the legal, valid and binding obligations of Claimant enforceable against Claimant in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           No Conflicts. The execution, delivery and performance by Claimant of this Agreement and the consummation by Claimant of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Claimant, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Claimant is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Claimant, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Claimant to perform its obligations hereunder.

(d)           Assignment of Claims. There has been no actual assignment or transfer or purported assignment or other transfer by Claimant of all or any portion of any of the Claimant Claims which have been released by Claimant by any provision of this Agreement. Claimant is the sole owner and real party-in-interest regarding the Claimant Claims released by Claimant pursuant to this Agreement.

8.             Transfer Agent Instructions. At the Closing, the Company shall issue irrevocable instructions to the Transfer Agent in the form previously provided to the Company (the “Irrevocable Transfer Agent Instructions”) to deliver certificates representing Warrant Shares upon exercise of Claimant’s Warrants, registered in the name of Claimant. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 8 will be given by the Company to its Transfer Agent with respect to the Warrant Shares issuable upon exercise of Claimant’s Warrants, and that the Warrant Shares issuable upon exercise thereof shall otherwise be freely transferable on the books and records of the Company.

9.             Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Warrant Shares issuable upon exercise of Claimant’s Warrants upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is listed or designated for quotation (as the case may be) if not already so listed or designated and shall maintain such listing or designation for quotation (as the case may be) of all such Warrant Shares on such national securities exchange or automated quotation system until Claimant no longer holds any of its Warrants or any of the Warrant Shares issuable upon exercise thereof. For so long as the Claimant holds any of its Warrants or Warrant Shares issued upon exercise thereof, the Company shall maintain the listing or designation for quotation (as the case may be) of the Common Stock on the OTCQB or any of the following national securities exchanges: The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 9.

10.           “Blue Sky” Compliance. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Warrant Shares for issuance to Claimant under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Claimant. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and issuance of the Warrant Shares to Claimant required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “blue sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of the Warrant Shares to the Claimant.

11.           Entire Agreement. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the parties hereto solely with respect to the matters contained herein and therein, and this Agreement and the other Transaction Documents contain the entire understanding of the parties solely with respect to the matters covered herein and therein (including, without limitation, the settlement and compromise of all Company Claims and Claimant Claims); provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to), except as otherwise expressly released in Section 2, (i) have any effect on any agreements Claimant has entered into with, or any instruments Claimant has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any investment made by Claimant in the Company (including, without limitation, any of the 2011 Transaction Documents) or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to Claimant or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and Claimant, or any instruments Claimant received from the Company and/or any of its Subsidiaries prior to the date hereof (including, without limitation, any of the 2011 Transaction Documents), and all such agreements and instruments shall continue in full force and effect. Except as expressly set forth herein, neither the Company nor Claimant makes any representation, warranty, covenant or undertaking, express or implied, with respect to the matters contained herein or therein. The parties hereto acknowledge that no other party, or agent, representative or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, not expressly contained in this Agreement concerning the subject matter hereof, to induce this Agreement or otherwise, and the parties acknowledge that they have not executed this Agreement in reliance upon such promise, representation, or warranty not expressly contained herein. No party hereto has granted any waiver or release except as, and to the extent, expressly set forth in this Agreement. For clarification purposes, the Recitals are part of this Agreement. It is expressly understood and agreed that nothing contained in this Agreement or any of the Transaction Documents is intended to be, is, constitutes or shall be deemed to be or constitute, an amendment to any of the 2011 Transaction Documents and all of the 2011 Transaction Documents shall continue in full force and effect.

12.           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) be deemed to limit in any way any right to serve process in any manner permitted by law or (ii) be deemed or operate to preclude any party hereto from bringing suit or taking other legal action against any other party hereto in any other jurisdiction to collect on such other party’s obligations hereunder to such party or to enforce a judgment or other court ruling in favor of such party against such other party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

13.           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and/or e-mail addresses for such communications are as follows:

If to the Company:

Vape Holdings, Inc.
20265 Ventura Boulevard, Suite A
Woodland Hills, CA 91364
E-mail address: kylet@vapeholdings.com
Attention:  Kyle Tracey,
                    Chief Executive Officer

With a copy (for informational purposes only) to:

Horwitz + Armstrong, LLP
26475 Rancho Parkway South
Lake Forest, CA 92630
Facsimile:  (949) 540-6578
E-mail address: lhorwitz@horwitzarmstrong.com
                           ctinen@horwitzarmstrong.com
Attention:  Lawrence W. Horwitz, Esq.
                    Christopher L. Tinen, Esq.

If to Claimant:

Sphinx Trading, LP
111 W. Jackson Boulevard, 20th Floor
Chicago, Illinois 60604
Facsimile: (312) 692-5096
E-mail address: dbarclay@eqtc.com
Attention: David Barclay

With a copy (for informational purposes only) to:

Greenberg Traurig, LLP
77 W. Wacker Drive, Suite 3100
Chicago, Illinois 60601
Facsimile:  (312) 456-8435
E-mail address: liebermanp@gtlaw.com
                            mazurt@gtlaw.com
Attention:  Peter H. Lieberman, Esq.
   Todd A. Mazur, Esq.

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above. This Section 13 also updates the Company’s notice information for all purposes of the 2011 Transaction Documents.

14.           Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

15.           Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

16.           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement.

17.            Disclosure.  The Company shall, on or before 4:00p.m., New York time, on the date here of, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching this Agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) regarding the Company and its Subsidiaries that was delivered to the Claimant by the Company or any of its Subsidiaries, or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide Claimant with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express prior written consent of Claimant. In the event of a breach of any of the foregoing covenants by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of Claimant), in addition to any other remedy provided herein, Claimant shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. Claimant shall not have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor Claimant shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of Claimant, to issue any press release or make other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Claimant shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Claimant, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of Claimant in any filing (other than the 8-K Filing), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that Claimant has not had, and Claimant shall not have (unless expressly agreed to by Claimant after the date hereof in a written definitive and binding agreement executed by the Company and Claimant), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any information regarding the Company or any of its Subsidiaries.

18.           Successors and Assigns; No Third Party Beneficiaries; Amendments and Waivers. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto, provided that Claimant may assign some or all of its rights hereunder in connection with any transfer or assignment of any of Claimant’s Warrants without the consent of the Company, in which event such assignee shall be deemed to be a Claimant hereunder with respect to such assigned rights. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Company Releasees and the Claimant Releasees. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

19.           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

20.           Expenses. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

21.           Indemnification. In consideration of Claimant’s execution and delivery of this Agreement and in addition to all of the other obligations of the Company under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Claimant Releasee from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (regardless of whether any such Claimant Releasee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any of Claimant’s Warrants or (c) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including, without limitation, for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of, relates to or results from any disclosure properly made by Claimant pursuant to Section 17. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

22.            Survival. The representations, warranties, agreements and covenants shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

23.            Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock dividends, stock splits, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

24.           Remedies. Claimant shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes, acknowledges and agrees that in the event that the Company fails to perform, observe, or discharge any or all of the Company’s obligations under any of the Transaction Documents, irreparable harm to Claimant will result therefrom. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under any of the Transaction Documents will be inadequate and agrees that Claimant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of showing economic loss and without posting a bond or any other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief).

25.           Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the Transaction Documents, whenever Claimant exercises a right, election, demand or option under any Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Claimant may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

26.           No Admission of Liability.  This Agreement constitutes a compromise of disputed Claims, and neither the entering into of this Agreement, nor the performance of any of the obligations under this Agreement, shall constitute any admission of any wrongdoing, any violation of any law, statute, rule, regulation, ordinance or the like of the United States or any state located in the United States or that any party hereto has any liability to any other party hereto with respect to any of the Claims released in this Agreement.

27.           Terms. The Company represents and warrants that the Company has not entered into (or provided, granted or entered into any waiver, amendment, termination or the like with respect to) any agreement, arrangement, understanding, instrument or the like with, or for the benefit of, any holder of any other Warrants issued pursuant to the Securities Purchase Agreement or any warrants issued in exchange for or replacement or substitution of any of such other Warrants (all such other Warrants and all warrants issued in exchange for or replacement or substitution of any of such other Warrants are collectively referred to herein as the “SPA Warrants” and each holder thereof is referred to as an “Other Holder”) or any of their respective affiliates with respect to any of the SPA Warrants or any of the matters addressed or described herein (including, without limitation, the Disputed Subject Matter) with or that results in any terms and/or conditions which are more favorable in any respect to any such Person than any of the terms and/or conditions provided to, or for the benefit of, the Claimant herein. To the extent the Company enters into (or provides, grants or enters into any waiver, amendment, termination or the like with respect to) any, direct or indirect, agreement, arrangement, understanding, instrument or the like with, or for the benefit of, any Other Holder or any of their respective affiliates with respect to any of the SPA Warrants or any of the matters addressed or described herein (including, without limitation, the Disputed Subject Matter) that contains or results in any terms and/or conditions which are more favorable in any respect to any such Person than any of the terms and/or conditions provided to, or for the benefit of, the Claimant herein, then the Claimant, at its option, shall be entitled to the benefit of such more favorable terms and/or conditions (as the case may be) and this Agreement shall be automatically amended to reflect such more favorable terms and/or conditions (as the case may be). To the extent the Company, directly or indirectly, enters into (or provides, grants or enters into any waiver, amendment, termination or the like with respect to) any agreement, arrangement, understanding, instrument or the like with, or for the benefit of, any Other Holder or any of their respective affiliates with respect to any of the SPA Warrants or any of the matters addressed or described herein (including, without limitation, the Disputed Subject Matter) that contains or results in any terms and/or conditions which are more favorable in any respect than any of the terms and/or conditions provided to, or for the benefit of, the Claimant herein, then the Company shall promptly notify the Claimant of, and contemporaneously with such notification publicly disclose, any such terms and/or conditions (as the case may be). The Company further represents and warrants that (i) no consideration has been offered or paid to any Other Holder or any of their respective affiliates with respect to any of the SPA Warrants or any of the matters addressed or described in this Agreement (including, without limitation, the Disputed Subject Matter) or otherwise and (ii) no agreement, arrangement, understanding, instrument or the like has been entered into with or granted to any Other Holder or any of their respective affiliates with respect to any of the SPA Warrants or any of the matters addressed or described in this Agreement (including, without limitation, the Disputed Subject Matter) that contains any terms and/or conditions that are more favorable in any respect than any of the terms and/or conditions contained in this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

VAPE HOLDINGS, INC.

By:__________________________
      Kyle Tracey
Its: CEO

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

SPHINX TRADING, LP

By:_________________________
      David Barclay
Its:  General Counsel